Exhibit 10.4

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT AND WAIVER
THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Amendment”) is made as of the 9th day of August, 2017, by and among Rocket Fuel Inc. (“Borrower”), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
A.    Borrower has entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 2014, with Agent, the financial institutions from time to time signatory thereto (collectively, the “Lenders” and each, individually, a “Lender”) and Silicon Valley Bank, as Syndication Agent, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Second Amendment to Security Agreement, dated as of March 13, 2015, that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 10, 2016, that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 21, 2016, that certain Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 15, 2016, that certain Fifth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 29, 2016, and as further amended by that certain Sixth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.
B.    Borrower has requested that Agent and Lenders amend the Credit Agreement and waive certain Events of Default.
C.    Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1.	Defined Terms. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Credit Agreement.

2.
Waiver. Borrower informed Agent and Lenders that Borrower failed to comply with Section 7.9(a) of the Credit Agreement (Minimum EBITDA) for the quarter ended June 30, 2017 (the “Specified Default”). Borrower has requested that Agent and Lenders waive any Events of Default under the Credit Agreement resulting from the Specified Default. Agent and Lenders waive any Events of Default under the Credit Agreement resulting from the Specified Default (“Waiver”). This Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, the Obligations or any other documents executed in connection therewith, or to constitute a waiver or release by Agent and Lenders of any right, remedy or Event of Default under the Credit Agreement, the Obligations or any other documents executed in connection therewith, except to the extent specifically set forth herein. Furthermore, this Waiver shall not affect in any manner whatsoever any rights or remedies of Agent and Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or any other documents executed in connection therewith, whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

3.	Amendments to Credit Agreement.
a.The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Revolving Credit Aggregate Commitment” shall mean (i) Fifty-Three Million Five Hundred Seventy-Five Thousand Sixty-Seven Dollars ($53,575,067), during Period A; and (ii) Forty Million Dollars ($40,000,000) during Period B; in each case subject to reduction or termination under Section 2.10 or 9.2 hereof.
b.The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:
“Period A” means the period, such period not to extend beyond September 30, 2017, beginning on the Seventh Amendment Effective Date and ending on the earlier of (i) such date as the Sizmek Acquisition shall be consummated, or (ii) the commencement of Period B.
“Period B” means the period, such period not to extend beyond the Revolving Credit Maturity Date, beginning at any time after the Seventh Amendment Effective Date but prior to August 31, 2017, when either of the following events shall have occurred: (i) Borrower’s delivery to Agent of one or more letters of intent, for the acquisition of such percentage of the capital stock or assets of Borrower at a valuation sufficient to repay the Indebtedness in full, by an acquirer other than Sizmek Inc., providing, without limitation, for a close to the transaction after October 31, 2017, or (ii) the termination of the Sizmek Acquisition.

“Seventh Amendment” means that certain Seventh Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Waiver dated as of August 9, 2017.
“Seventh Amendment Effective Date” means the date on which the conditions to the effectiveness of the Seventh Amendment shall have been fulfilled or waived by Agent and the Lenders.
“Sizmek Acquisition” means the acquisition of 100% of the capital stock or substantially all of the assets of Borrower by Sizmek Inc.
c.The following definition is hereby deleted from Section 1.1 of the Credit Agreement as follows:
“Revolving Credit Optional Increase Amount”
d.Section 2.12 of the Credit Agreement (Optional Increase in Revolving Credit) is hereby amended and restated in its entirety as follows:
“2.12    Reserved”
e.Section 7.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    (i) Within thirty (30) days after and as of the most recent month-end during Period A, or bi-weekly during Period B, or in either case, more frequently as reasonably requested by Agent or the Majority Revolving Credit Lenders, a Borrowing Base Certificate executed by a Responsible Officer of the Borrower;”
f.Section 7.9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Minimum EBITDA. Borrower shall maintain EBITDA (for the consecutive twelve month period then ending) as of the last day of each fiscal quarter of not less than the amount set forth below opposite the applicable fiscal quarter ending date:

Fiscal Quarter Ending Date	Amount
September 30, 2017	$1,000,000
December 31, 2017 and each fiscal quarter ending thereafter	$4,500,000”

g.Section 7.9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    Minimum Cash. Borrower shall maintain Cash on deposit with Agent and the Lenders, in a minimum amount of (i) Eighteen Million Dollars ($18,000,000) in the aggregate at all times through August 22, 2017, and (ii) Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) in the aggregate at all times thereafter, which deposits shall otherwise comply with the requirements of Section 7.14 hereof. Thereafter such covenant shall be reset as provided in Section 7.9(d) if applicable.”
h.Section 7.9(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(d)    Upon the commencement of Period B, Borrower agrees to enter into an amendment to this Agreement whereby, amongst others, the financial covenants set forth in this Section 7.9 shall be re-set, and which financial covenants shall be tested more frequently than applicable as of the Seventh Amendment Effective Date.”
i.The following sentence is hereby added at the end of Section 7.14(c)(ii) of the Credit Agreement as follows:
“The foregoing provisions of this clause (ii) shall not be applicable during Period A, and during Period B such dominion of funds shall be applicable whether or not a Shortfall Period exists.”
j.A new Section 7.20 is hereby added to the Credit Agreement as follows:
“7.20    Repayment and Termination of the Revolving Credit Commitment. On the earlier of September 30, 2017 or the consummation of the Sizmek Acquisition, Borrower shall pay to Agent for distribution to the Revolving Credit Lenders pro-rata in accordance with their respective Revolving Credit Percentages, the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances, plus the outstanding Letter of Credit Obligations, and thereafter the Revolving Credit Commitment and Lender’s obligation to make Advances under this Agreement shall be terminated in their entirety.”
k.Section 9.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    default in the observance or performance of any of the conditions, covenants or agreements of the Borrower set forth in Sections 7.1, 7.2, 7.4(a) and (e), 7.5, 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16, 7.17, 7.20 or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1 or 7.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 7.7(a) shall be deemed cured upon the earlier of (x) the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived;”

4.	Schedule 1.2 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.2 attached to this Amendment as Attachment 1.

5.	Existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted in its entirety and replaced with new Exhibit J attached to this Amendment as Attachment 2.

6.
This Amendment shall be effective (according to the terms hereof) on the date (the “Seventh Amendment Effective Date”) that Agent shall have received (i) executed facsimile or email counterparts of this Amendment, in each case duly executed and delivered by Agent, Lenders, Borrower, and Guarantors, with originals following promptly thereafter, and (ii) an amendment fee in the amount of $53,575, to be shared pro rata among the Revolving Credit Lenders, based on their Revolving Credit Percentages.

7.
Borrower and Guarantors hereby represent and warrant that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantors of their obligations under the Credit Agreement, in each case as amended hereby, are within their corporate or limited liability powers, have been duly authorized, are not in contravention of law applicable to such party or the terms of their articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

8.
Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder (except pursuant to the terms of this Amendment), or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement, or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

9.
Borrower and Guarantors hereby reaffirm, confirm, ratify and agree to be bound by their covenants, agreements and obligations under the Credit Agreement and (as amended hereby) and any other Loan Documents previously executed and delivered by them, or executed and delivered in accordance with this Amendment. Each reference in the Loan Documents to “the Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

10.
Borrower and Guarantors hereby acknowledge and agree that this Amendment and the amendments and consents contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, Guarantors or any other Credit Party or any rights, privilege or remedy of Lenders under the Credit Agreement or any other Loan Document.

11.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

12.	This Amendment may be executed in counterparts in accordance with Section 13.8 of the Credit Agreement.

13.	This Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).
(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Agent, Lenders, Borrower, and Guarantors have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:     /s/ Dennis Rapoport
Name: Dennis Rapoport
Title: SVP

SILICON VALLEY BANK, as a Lender

By:     /s/ Trefor Bacon
Name: Trefor Bacon
Title: VP

CITY NATIONAL BANK, as a Lender

By:     /s/ Alan Jepsen
Name: Alan Jepsen
Title: SVP

ROCKET FUEL INC., as Borrower

By:     /s/ Stephen Snyder
Name: Stephen Snyder
Title: CFO

X PLUS TWO SOLUTIONS, LLC, as a Guarantor

By:     /s/ Stephen Snyder
Name: Stephen Snyder
Title: CFO

X PLUS ONE SOLUTIONS, INC., as a Guarantor

By:     /s/ Stephen Snyder
Name: Stephen Snyder
Title: CFO

Attachment 1
Schedule 1.2
Percentages and Allocations
Revolving Credit Facility

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS (Period A)	REVOLVING CREDIT ALLOCATIONS (Period B)
Comerica Bank	45.45454545%	$24,352,303.20	$18,181,818.18
Silicon Valley Bank	36.36363636%	$19,481,842.54	$14,545,454.54
City National Bank	18.18181818%	$9,740,921.27	$7,272,727.27
TOTALS:	100%	$53,575,067	$40,000,000

Attachment 2

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

Please send all Required Reporting to:	Comerica Bank
411 W. Lafayette Ave., MC 3289
Detroit, Michigan 48226
Attention: Corporate Finance
Fax: (313) 222-9434

FROM:	ROCKET FUEL INC.
The undersigned authorized Officer of ROCKET FUEL INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 31st day of December, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”), and Borrower, (i) Borrower is in complete compliance for the period ending                      with [Section 7.9(b) and Section 7.9(c)(ii)][all required covenants], except as noted below and (ii) all representations and warranties of Borrower stated in the Credit Agreement are true and correct in all material respects as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Attached herewith are the required documents supporting the above certification. [The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.]

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Audited Annual F/S	Annually, within 90 days	YES	NO
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Covenant Compliance Certificate (Liquidity Ratio and minimum Cash)	Monthly, within 30 days	YES	NO
Annual Covenant Compliance Certificate	Annually, within 90 days	YES	NO
Quarterly Covenant Compliance Certificate	Quarterly, for first three fiscal quarters, within 30 days	YES	NO
Borrowing Base Cert., A/R & A/P Agings	During Period A, Monthly, within 30 days	YES	NO
During Period B, Bi-weekly
Annual projections	60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
10-Q	Quarterly, within 45 days of fiscal quarter end	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO
Pricing Liquidity	Amount: $	YES	NO

Applicable level on the pricing matrix on Schedule 1.1	Level ____

REPORTING COVENANTS	DESCRIPTION	APPLICABLE
Legal action which could reasonably be expected to have MAE	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $5,000,000	10 – 90 days prior to date of acquisition closing	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $1,000,000		YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Minimum EBITDA (tested quarterly)	*	$	YES	NO
Minimum Liquidity Ratio (tested monthly)	1.10:1.00	_______:________	YES	NO

Minimum Cash on deposit with Agent or Lenders	**	$	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted payments in lieu of fractional shares in connection with conversion or exercise of convertible securities	<$1,000,000	$	YES	NO
Permitted payments in lieu of fractional shares in connection with stock dividends and splits	<$1,000,000	$	YES	NO
Permitted Investments for loans to employees, officers and directors	<$1,000,000	$	YES	NO
Permitted Investments by Borrower or a Guarantor to subsidiaries that are not Borrower or a Guarantor	<$3,000,000	$	YES	NO
Permitted Investments for joint ventures	<$250,000	$	YES	NO
Permitted Investments in connection with Guarantee Obligations	<$1,000,000	$	YES	NO
Other Investments	<$1,000,000	$	YES	NO
Capital Expenditures	***	$	YES	NO
Asset Sales, other than those permitted by any clause of Section 8.4 of the Credit Agreement other than clause (g)	<$1,000,000	$	YES	NO
Amount of obligations secured by other liens pursuant to Section 8.2(i)	<$1,000,000	$	YES	NO
Balance of corporate credit cards	<$3,000,000	$	YES	NO
Other letters of credit	<$1,000,000	$	YES	NO
Debt of Person that becomes a Subsidiary of Borrower after Effective Date (or assumed by Borrower or a Subsidiary in connection with Permitted Acquisition)	<$1,000,000	$	YES	NO
Permitted Debt to finance acquisition of fixed/ capital assets	<$25,000,000	$	YES	NO
Dominion of Funds – Cash on deposit with Agent or Lenders (during Period B, tested as of the last day of each month)	$30,000,001 – $39,999,999	$	YES	NO

Additional Unsecured Debt          <$1,000,000     $______________     YES NO

*

Fiscal Quarter Ending Date	Amount
September 30, 2017	$1,000,000
December 31, 2017 and each fiscal quarter ending thereafter	$4,500,000

**

Period	Amount
At all times through August 22, 2017	$18,000,000
At all times thereafter through September 30, 2017	$22,500,000

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Credit Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,
/s/ Stephen Snyder
Authorized Signer
Stephen Snyder
Name:
CFO
Title: